EXHIBIT 99.3
RATE RELIEF FUNDING AGREEMENT
by and among
ILLINOIS POWER COMPANY, CENTRAL ILLINOIS LIGHT COMPANY, CENTRAL
ILLINOIS PUBLIC SERVICE COMPANY and AMEREN SERVICES COMPANY
and
EXELON GENERATION COMPANY, LLC
and
AMEREN ENERGY GENERATING COMPANY, AMERENENERGY RESOURCES
GENERATING COMPANY and AMEREN ENERGY MARKETING COMPANY
and
THE ATTORNEY GENERAL OF THE STATE OF ILLINOIS
July 24, 2007

RATE RELIEF FUNDING AGREEMENT
     This Rate Relief Funding Agreement (“Agreement”) is dated July 24, 2007, by and among Illinois Power Company, an Illinois corporation (“AmerenIP”), Central Illinois Light Company, an Illinois corporation (“AmerenCILCO”), Central Illinois Public Service Company, an Illinois corporation (“AmerenCIPS”), Ameren Services Company, a Missouri corporation, Exelon Generation Company, LLC, a Pennsylvania limited liability company (“Exelon”), Ameren Energy Generating Company, an Illinois corporation (“AEG”), AmerenEnergy Resources Generating Company, an Illinois corporation (“AERG”), and Ameren Energy Marketing Company, an Illinois corporation (“AEM”), and the Attorney General of the State of Illinois (the “Attorney General”) in exchange for consideration provided herein, the existence and sufficiency of which are acknowledged.
PRELIMINARY STATEMENTS
     A. The Generators (as defined below) are owners and operators, or Affiliates (as defined below) of owners and operators, of facilities that generate electric power, portions of which are sold and delivered, directly or indirectly, to electric utilities in the State of Illinois, including the Ameren Entities (as defined below). Various legislative proposals have been introduced in the Illinois General Assembly that would, among other things, freeze electric rates paid by consumers in Illinois and/or impose a tax or fee on the ownership or operation of electric generation facilities located in Illinois, all of which would have serious effects on customers of the Ameren Entities, on wholesale markets for electric power in Illinois, and on the business of the Generators. In order to avoid the effects such proposed legislation would have, the Ameren Entities have determined that it is necessary and advisable to establish programs to provide for immediate reduction in electric rates for customers of the Ameren Entities. In order to avoid the serious effects such proposed legislation would have on the business of the Generators, the Generators have determined that it is necessary and advisable to provide financial support for arrangements to reduce electric rates for consumers in Illinois.
     B. The Generators and the Ameren Entities are parties to a Letter (as defined below), which contemplates that the Ameren Entities will provide rate relief for their customers pursuant to the programs described in Exhibit A attached hereto (the “Programs”). In connection with the arrangements contemplated by the Letter, the Ameren Entities desire to commit themselves to the Programs, which will provide benefits of $488,000,000 to the Ameren Entities’ customers in 2007, 2008, 2009, and 2010 (collectively, the “Credits”), and the Generators desire to commit themselves as provided in this Agreement to reimburse the Ameren Entities for $393,000,000 of the aggregate cost incurred by the Ameren Entities by reason of the Credits.
AGREEMENT
     The Parties and the Attorney General, intending to be legally bound, agree as follows:
ARTICLE 1
CONSTRUCTION & DEFINITIONS
1.1 CONSTRUCTION
     Any reference in this Agreement to an “Article” or “Section” refers to the corresponding Article or Section of this Agreement, unless the context indicates otherwise. The headings of Articles and

Sections are provided for convenience only and will not affect the construction or interpretation of this Agreement. All words used in this Agreement should be construed to be of such gender or number as the circumstances require. The terms “include” and “including” indicate examples of a foregoing general statement and not a limitation on that general statement. Any reference to a statute refers to the statute as in effect on the Effective Date. Any reference to a contract or other document as of a given date means the contract or other document as in effect on the Effective Date.
1.2 DEFINITIONS
     For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1.2:
     “AEG” is defined in the introductory sentence hereto.
     “AEM” is defined in the introductory sentence hereto.
     “AERG” is defined in the introductory sentence hereto.
     “Affiliate” means, with respect to a particular Party, any other Person directly or indirectly controlling, controlled by or under common control with such Party, including but not limited to any entity listed on Exhibit B to the Letter. For purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise.
     “Agreement” is defined in the introductory sentence hereto.
     “AmerenCILCO” is defined in the introductory sentence hereto.
     “AmerenCIPS” is defined in the introductory sentence hereto.
     “Ameren Entities” means AmerenIP, AmerenCILCO and AmerenCIPS.
     “Ameren Generators” means AEG, AEM, and AERG.
     “AmerenIP” is defined in the introductory sentence hereto.
     “Attorney General” is defined in the introductory sentence hereto.
     “Credits” is defined in the Preliminary Statements.
     “Effective Date” means the date as of which all of the following events shall have occurred: the Release and Settlement Agreement referred to in the Letter is executed and delivered by the parties thereto and the Legislation is effective.
     “Exelon” is defined in the introductory sentence hereto.
     “Generators” means Exelon and the Ameren Generators.
     “Governing Document” means any charter, articles, bylaws, certificate, statement, or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any contract among all equityholders, partners or members of an entity.

Ameren Funding Agreement

     “Governmental Body” means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental body of any nature (including any branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or power of any nature, (f) the Illinois Commerce Commission, or (g) official of any of the foregoing.
     “Law” means any applicable constitution, law, statute, treaty, regulation, ordinance, or code of any Governmental Body in effect from time to time.
     “Legislation” shall mean Senate Bill 1592 (as amended by House Amendment no. 5), as set forth in Legislative Reference Bureau document No. LRB09511114MJR38234a.
     “Legislation Event” shall mean the enactment into law by the Illinois General Assembly before August 1, 2011 of legislation that by its express provisions or by reason of judicial action has the effect of (a) freezing or reducing retail electric rates of any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest; or (b) imposing or authorizing a new tax, special assessment or a fee on the generation of electricity, the ownership or leasehold of a generating unit or the privilege or occupation of such generation or ownership or leasehold of a generating unit by any signatory to the Letter or this Agreement or any of its Affiliates or successors in interest, other than a generally applicable tax, special assessment or fee.
     “Letter” means the Letter, dated July 24, 2007, addressed to Michael Madigan, Speaker of the Illinois House of Representatives, Emil Jones, Jr., President of the Illinois Senate, Tom Cross, House Minority Leader, Frank C. Watson, Senate Minority Leader, and Lisa Madigan, Attorney General of the State of Illinois, signed by representatives of the Parties, Commonwealth Edison Company, and other utilities and generators, including various exhibits to the Letter.
     “Order” means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any contract with any Governmental Body pertaining to compliance with Law.
     “Party” means any one or more of the Generators or any one of the Ameren Entities, and “Parties” means the Generators and the Ameren Entities.
     “Person” refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equityholders or members.
     “Proceeding” means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, formal or informal, public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.
     “Programs” is defined in the Preliminary Statements.
     “Share” means a Generator’s percentage responsibility for Credits as set forth on Exhibit B.

Ameren Funding Agreement

ARTICLE 2
PROVISION OF CREDITS & REIMBURSEMENT
2.1 PROVISION OF CREDITS
     The Ameren Entities will provide the Credits to their respective customers in accordance with the Programs, subject to receipt of payments the Generators are required to make under this Agreement.
2.2 REIMBURSEMENT
     (a) Reimbursement. In consideration for the Ameren Entities providing the Credits of $488,000,000, each Generator will be obligated upon receipt of an invoice as described in Section 2.2(b) and subject to this Section 2.2 and Section 3, to make contribution to each of the Ameren Entities for such Generator’s Share of Credits paid by any of them to their customers in accordance with the Programs; provided, however, that each Generator’s maximum, aggregate liability to the Ameren Entities for contribution for such Credits will be that set forth on Exhibit B. Notwithstanding the foregoing, if and to the extent that there is an escrow fund available for the Ameren Entities to draw upon for reimbursement for Credits, the Ameren Entities shall draw upon such escrow funds, to the extent available, prior to seeking reimbursement from the Generators under this Agreement. On or before the second business day of each calendar month, the Ameren Entities will provide the Generators and the Attorney General an estimate of the aggregate Credits issued to the Ameren Entities’ customers during the preceding calendar month and each Generator’s Share of such Credits. At time of delivery of such estimates, the Ameren Entities will also advise each Generator and the Attorney General of any adjustments to estimates previously provided to the Generators.
     (b) Payment of Invoices. No later than 90 days after the end of any month in which any of the Ameren Entities provide Credits, each Ameren Entity providing Credits during such month shall submit an invoice to each Generator for amounts equal to its Share of the Credits provided by such Ameren Entity during such month. If such invoices are submitted electronically, the Ameren Entities will provide a separate advice to the Attorney General of the amount of such invoice submitted to each Generator electronically. Each invoice will be due and payable by the Generator to Ameren Services Company, as agent for each Ameren Entity, within 30 calendar days after the Generator’s receipt of such invoice and will thereafter accrue interest, until paid, at a rate equal to the lesser of 9.0% per annum or the maximum interest rate permitted under applicable law. All payments will be made in U.S. dollars in immediately available funds to an account designated by Ameren Services Company unless otherwise designated on the invoice by the respective Ameren Entity. Upon receipt of payment of each such invoice, the Ameren Entities shall provide advice to the Attorney General that such invoice has been paid and the amount of such payment.
     (c) Other Communications. In addition to the communications required to be given to the Attorney General pursuant to Section 2.2(a) and (b), the Ameren Entities and the Generators will provide the Attorney General with contemporaneous copies of other material written communications between the Ameren Entities and the Generators relating to invoices, payments, adjustments and credits pursuant to this Agreement and any dispute between the Ameren Entities and the Generators relating to the requirements of this Agreement.

Ameren Funding Agreement

2.3 RECORDKEEPING
     The Ameren Entities will maintain appropriate records of and supporting documentation for Credits billed for reimbursement to Exelon under this Article 2 and, except to the extent prohibited or restricted by privacy and other applicable laws, will provide any Generator and the Attorney General with such records and documentation with respect to Credits sought to be reimbursed as may be reasonably requested by the Generator or the Attorney General.
2.4 SET-OFF
     A Generator may reduce amounts payable by it to any of the Ameren Entities hereunder by any amount owed by any of the Ameren Entities to the Generator.
ARTICLE 3
TERM
     The term of this Agreement will begin on the Effective Date and will continue until the reimbursement by the Generators of the Ameren Entities an aggregate of $393,000,000 hereunder and the payment of accrued interest, if any, required by Section 2.2(b); provided, however, that no Ameren Entity shall be required to give further Credits, and no Generator shall be required to reimburse any Ameren Entity for any Credit given by any Ameren Entity, after a Legislation Event. Notwithstanding the foregoing, any Party may suspend performance of this Agreement and hold such performance in abeyance if the Legislation is stayed or enjoined by a court, in whole or in part, and if the Legislation is declared invalid, in whole or in part, this Agreement may be terminated by any Party upon written notice to all other Parties and the Attorney General . The following provisions will survive the termination of this Agreement: Article 1, Sections 2.3 and 2.4, and Articles 3, 4 and 5.
ARTICLE 4
REPRESENTATIONS & WARRANTIES
     Each Ameren Entity severally represents and warrants to the Generators and the Attorney General, and each Generator severally represents and warrants to each Ameren Entity and the Attorney General, as follows:
4.1 ORGANIZATION & ENFORCEABILITY
     It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and has the corporate or limited liability company power and authority to own property and carry on its business as owned and carried on as of the date hereof. This Agreement has been duly authorized by all necessary corporate or limited liability company action, and no other Proceeding or action on its part is required to authorize this Agreement. Assuming due authorization, execution and delivery by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
4.2 NO CONFLICT
     Its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby will not, directly or indirectly (with or without notice or lapse of time) conflict with, violate, or result in a breach of or default under:

Ameren Funding Agreement

          (a) any of the terms, conditions, or provisions of its Governing Documents, or any resolution adopted by its equity holders or governing bodies; or
          (b) any of the terms, conditions, or provisions of any contract, Law or Order, to which it is a party or applicable to it.
ARTICLE 5
MISCELLANEOUS
5.1 EXPENSES
     Except as otherwise expressly provided herein, each Party and the Attorney General will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including all fees and expenses of its representatives and advisors.
5.2 RELATIONSHIP OF PARTIES
     The Parties and the Attorney General are independent parties. This Agreement does not constitute, create, give effect to or make any Party or the Attorney General an agent, employer, employee, franchisor, franchisee, joint venturer, co-owner, partner, agent or legal representative of any other Party, and no Party will represent otherwise to a third party. Except as set forth herein, this Agreement does not give any Party the authority to assume or create any obligation whatsoever, express or implied, on behalf of or in the name of any other Party, or bind any other Party in any manner whatsoever. No Party will represent itself as having any authority to bind any other Party on its behalf. No Party’s employees or subcontractors will be deemed to be employees or subcontractors of any other Party or the Attorney General by virtue of this Agreement. The obligations of each of the Ameren Generators under this Agreement are joint and several, and each Ameren Generator may be held responsible for the obligations of the other Ameren Generators. The obligations of Exelon under this Agreement are several, not joint, and Exelon shall not have any responsibility for the obligations of any other Generator under this Agreement.
5.3 NOTICES
     All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), (b) sent by facsimile or e-mail with confirmation of transmission by the transmitting equipment, or (c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the individual (by name or title) designated below (or to such other address, facsimile number, e-mail address or individual as a party may designate by notice to the other parties):

Ameren Funding Agreement

     If to any of the Ameren Entities or to Ameren Services Company, to:
Ameren Services Company
Attention: Steven R. Sullivan
Address: One Ameren Plaza
St. Louis, Missouri
Facsimile No.: 314-554-4014
E-mail Address: ssullivan@ameren.com
     with a copy (which will not constitute notice) to:
Jones Day
Attention: Philip Stamatakos
Address: 77 West Wacker Drive
Chicago, Illinois 60601
Facsimile No.: 312-782-8585
E-mail Address: pstamatakos@jonesday.com
     If to Exelon, to:
Exelon Generation Company, LLC
Attention: Joseph Dominguez
Address: 300 Exelon Way
Kennett Square, Pennsylvania 19348
Facsimile No.: 610-765-5024
E-mail Address: joseph.dominguez@exeloncorp.com
     with a copy (which will not constitute notice) to:
Exelon Business Services Company
Attention: Bruce G. Wilson
Address: 10 South Dearborn Street
Chicago, Illinois 60603
Facsimile No.: 312-394-4462
E-mail Address: bruce.g.wilson@exeloncorp.com
     If to any of the Ameren Generators, to:
Ameren Services Company
Attention: Steven R. Sullivan
Address: One Ameren Plaza
St. Louis, Missouri
Facsimile No.: 314-554-4014
E-mail Address: ssullivan@ameren.com

Ameren Funding Agreement

     with a copy (which will not constitute notice) to:
Jones Day
Attention: Philip Stamatakos
Address: 77 West Wacker Drive
Chicago, Illinois 60601
Facsimile No.: 312-782-8585
E-mail Address: pstamatakos@jonesday.com
     If to the Attorney General, to:
Office of the Illinois Attorney General
Attention: Susan Hedman
Address: 100 West Randolph, 11th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-3212
E-mail Address: shedman@atg.state.il.us
     with a copy (which will not constitute notice) to:
Office of the Illinois Attorney General
Attention: Benjamin Weinberg
Address: 100 West Randolph, 12th Floor
Chicago, Illinois 60601
Facsimile No.: 312-814-5024
E-mail Address: bweinberg@atg.state.il.us
5.4 FURTHER ACTIONS
     Upon the request of any Party, the other Parties will (a) furnish to the requesting Party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting Party may reasonably require to more effectively carry out the intent of this Agreement.
5.5 ENTIRE AGREEMENT & MODIFICATION
     This Agreement supersedes all prior agreements among the Parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement among the Parties with respect to its subject matter. This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate. No amendment, supplement or other modification of this Agreement shall be effective unless approved by the Attorney General, on behalf of the People of the State of Illinois.
5.6 TIME OF ESSENCE
     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

Ameren Funding Agreement

5.7 DRAFTING & REPRESENTATION
     The Parties have participated jointly in the negotiation and drafting of this Agreement. No provision of this Agreement will be interpreted for or against any Party because that Party or its legal representative drafted the provision.
5.8 SEVERABILITY
          (a) If a court of competent jurisdiction holds any provision of this Agreement, other than Section 2.1 or 2.2 or Article 3, invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
          (b) If a court of competent jurisdiction holds Section 2.1 or 2.2 or Article 3 of this Agreement invalid or unenforceable, this entire Agreement shall thereby immediately be deemed void. In such event the Parties and the Attorney General will promptly convene and diligently negotiate in an effort to arrive at a replacement agreement that achieves the same economic effect of this Agreement (taking into account the obligations already liquidated by each Party prior to the date of invalidity or unenforceability) while curing the provision or provisions of this Agreement that was or were the basis for the court’s determination of invalidity or unenforceability.
5.9 ASSIGNMENT AND SUCCESSORS
     No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Parties, which will not be unreasonably withheld; provided, however, that a Party may assign its rights or delegate its obligations under this Agreement, without obtaining consent of any other Party, to any Person with which such Party merges or which acquires substantially all of the business and assets of such Party. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of each Party’s permitted assigns.
5.10 WAIVER
     The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party or the Attorney General in exercising any right, power or privilege hereunder or any of the documents referred to herein will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by Law, (a) no claim or right arising out of this Agreement or any of the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in a written document signed by the other Party and the Attorney General, (b) no waiver that may be given will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party or the Attorney General giving such notice or demand to take further action without notice or demand as provided herein or the documents referred to herein.
5.11 GOVERNING LAW, JURISDICTION & SERVICE OF PROCESS
The validity, performance, construction and effect of this Agreement will be governed by and construed in accordance with the internal law of the State of Illinois, without giving effect to principles of conflicts of law thereof and all Parties, including their successors and assigns, and the Attorney General consent to

Ameren Funding Agreement

the jurisdiction of the state and federal courts of the State of Illinois. The Parties’ and the Attorney General’s intention is that this Agreement will be regarded as made under the laws of the State of Illinois and that the laws of the State of Illinois will be applied in interpreting its provisions in all cases where legal interpretation will be required. Each of the Parties hereby irrevocably and unconditionally agrees (a) to be subject to the exclusive jurisdiction of the courts of the State of Illinois and of the federal courts sitting in the State of Illinois, and (b) to the fullest extent permitted by applicable law, service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made in accordance with the requirements for notice pursuant to Section 5.3 shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Illinois.
5.12 WAIVER OF JURY TRIAL
     THE PARTIES HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. ANY PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BY TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
5.13 THIRD PARTY ENFORCEMENT RIGHTS
     The Attorney General, on behalf of the People of the State of Illinois shall be entitled to take legal action in any court of competent jurisdiction to enforce the provisions of this Agreement for the benefit of customers of the Ameren Entities who are entitled to Credits in accordance with the Programs. The Parties waive any claim that the Attorney General lacks authority to enforce the provisions of this Agreement for the benefit of customers of the Ameren Entities who are entitled to Credits in accordance with the Programs. Except as otherwise provided in this Section 5.13, nothing expressed or referred to in this Agreement will be construed to give any Person, other than the Parties and the Attorney General, on behalf of the People of the State of Illinois, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement except such rights as may inure to a successor or permitted assignee under Section 5.9.
5.14 COUNTERPARTS
     This Agreement may be executed in multiple counterparts, all of which shall, collectively, constitute one agreement.
[Signature page follows]

Ameren Funding Agreement

     The Parties and the Attorney General have executed and delivered this Agreement as of the date first indicated above.

Illinois Power Company Central Illinois Light Company Central Illinois Public Service Company
By:	/s/ Scott A. Cisel
Scott A. Cisel
Chairman, President and CEO

Ameren Services Company
By:	/s/ Warner L. Baxter
Warner L. Baxter
President and CEO

Ameren Energy Generating Company, AmerenEnergy Resources Generating Company and Ameren Energy Marketing Company
By:	/s/ Gary L. Rainwater
Gary L. Rainwater
Chairman, President and CEO Ameren Corporation

Ameren Funding Agreement

Exelon Generation Company, LLC
By:	/s/ Joseph Dominguez
Joseph Dominguez
Senior Vice President

/s/ Lisa Madigan
Lisa Madigan
Attorney General of the State of Illinois

Ameren Funding Agreement

EXHIBIT A
PROGRAMS
Attached.

Exhibit A
Ameren Illinois Utilities
Rate Relief Programs
Program Summary:
(Dollars in Millions)

	2007	2008	2009	2010	Total
CREDITS FOR ALL RESIDENTIAL CUSTOMERS	$163 — Fixed Credits for all. $50 — Variable Credits for high winter usage.	$109 — Fixed monthly credits for all.	$78 — Fixed monthly credits for all.		$400
NON-RESIDENTIAL BILL CREDITS	$26—Bill credits for customers up to 400 kW	$11- Bill credits	$11 —Bill credits		$48
TARGETED PROGRAMS	$13.5	$13.5	$7.5	$5.5	$40
TOTAL	$252.5	$133.5	$96.5	$5.5	$488
PERCENT OF TOTAL BY YEAR	52%	27%	20%	1%
Program Details:
Rate Relief Credits for Residential Customers: A three-year phase-in to full electric rates will be accomplished through the application of bill reduction credits totaling $400 million over the 2007-2009 period. The credits will result in a 2007 rate increase rollback by 40% or more for 80% of our customers. The minimum fixed credit amount for 2007 will be $100 per customer, increasing with customer size. The table below provides the fixed credit amounts for 2007 by usage category:
Annual 2007 Fixed Credit Amount

2006 Annual kWh Usage	Ameren Illinois Utilities
Less than 8,000	$100
8,000-<11,000	$132
11,000-<15,000	$180
15,000 and Over	$240
In addition to the fixed credits, variable credits will be applied to customer accounts with high usage during the winter period. These credits will be retroactive from January 2, 2007 and will provide relief to those customers that were mostly impacted by higher winter rates. The variable credits were designed to correspond with the specific level of 2007 rate increases experienced by customers of AmerenIP and AmerenCIPS that were previously served on all electric rates. Customers of the AmerenCIPS Metro East rate area and AmerenCILCO who are large users of electricity during the non-summer period also will have variable credits applied to their usage to help mitigate their 2007 rate increases. The variable credits for each Ameren Illinois Utility will only apply during 2007 and are listed on Appendix 1 to this Exhibit A. Tariffs defining the program credits, terms and conditions will be filed with the ICC.

The table below provides representative amounts for the 2007 fixed and variable credits for “All Electric” customers having the below usage characteristics. The actual amount of credits will be determined on a specific customer basis. These examples are for illustrative purposes:
2007 Annual (Fixed and Variable) Credits

				AmerenCIPS-Metro
Type/Usage	AmerenIP	AmerenCILCO	AmerenCIPS	East
All Electric—17,987 kWh	$386	$391	$339	$449
All Electric— 26,066 kWh	$612	$629	$529	$697
All Electric—36,974 kWh	$1,163	$1,209	$992	$1,286
Finally, the Ameren Illinois Utilities will waive outstanding late payment charges associated with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period.
Customers will be notified in August or September 2007 when they receive their initial credits through a bill message that says: “Your bill contains a credit as a result of an agreement reached with the Illinois General Assembly, Attorney General of Illinois, Ameren Illinois Utilities, ComEd and Illinois Electric Generators.” Each month that a credit appears, it will be designated: “General Assembly rate relief credit”.
Non-residential Bill Relief Program: A three-year program to phase-in rate increases for certain non-residential customers receiving an annual bundled rate increase greater than 40%, from 2006 to 2007. Customers with estimated 2007 bill amounts that exceed the 40% limit will receive a credit for the excess amount over the remaining months of 2007. For these same customers, credits may also be issued during 2008 and 2009, depending on the specific percentage of a customer’s full rate increase. Finally, the Ameren Illinois Utilities will waive outstanding late payment charges for customers up to 400 kW with unpaid electric bills for usage on and after January 2, 2007, through the September 2007 billing period. Tariffs defining the program credits, terms and conditions will be filed with the ICC.
Cooling Assistance Program: The Ameren Illinois utilities will provide donations to the Illinois Low Income Home Energy Assistance Program (LIHEAP), which is administered by the Illinois Department of Healthcare & Family Services (DHFS) through a network of local community action agencies. The Ameren Illinois utilities’ contributions will help fund individual cooling assistance grants of $150 to seniors, the disabled and vulnerable households with children to electric customers within the Ameren Illinois service territory.
Bill Payment Assistance Program: The Ameren Illinois utilities will provide $150 grants to low income electric customers with household incomes of 150 percent to 200 percent of the federal poverty level ($30,975 to $41,300 for a family of four). The grants will be provided through the local community action agencies that administer the LIHEAP program.
Hardship Assistance for Residential Customers: The Ameren Illinois utilities will provide funds for bill payment assistance for certain residential customers with hardship situations such as medical expenses, military deployment, senior care or other unique hardships. Local community action agencies will distribute the funds based on the hardship need to customers with household incomes of up to 400 percent of the federal poverty level ($82,600 for a family of four). Based on agency discretion, a maximum of $600 per household may be provided.

2

Hardship Assistance for Non-Residential Customers: Assistance will be made available to non-profit organizations, community centers and small businesses who buy electric service from the Ameren Illinois utilities. The Energy Assistance Foundation will administer the program. Assistance of up to $5,000 per customer may be provided. Grant application forms can be obtained from Ameren’s website, and customers can apply for a non-residential hardship grant during the grant submission period as indicated on the website. Grant applications will be reviewed among all those submitted during the submission period and grants will be awarded by the Energy Assistance Foundation based on hardship.
Percent-of-Income Payment Program (PIPP) Pilot: The Ameren Illinois utilities will partner with the Illinois DHFS in the development of a PIPP pilot. The pilot will target about 14,000 Ameren Illinois utility low-income electric space heat customers to determine if paying a percentage of income will make energy more affordable and develop regular bill paying habits.
Space Heat Weatherization Aid: Assistance will be available to LIHEAP-approved customers, particularly those with high usage and all-electric households. The DHFS will be partnering with the Ameren Illinois utilities to implement this program.
Compact Fluorescent Bulb Distribution: Nearly one million compact fluorescent light bulbs will be made available for free, or at a deeply discounted price to residential customers. The bulbs use as much as 75 percent less energy than standard incandescent bulbs, produce 75 percent less heat and last up to 10 times longer. Of special interest, customers can save $30 or more in electricity costs over the life of each CFL bulb.
Municipal Street Light Conversion: The Ameren Illinois Utilities will waive the one-time street light conversion fee currently applicable to municipalities requesting the replacement of existing Company-owned mercury vapor lighting fixtures to more efficient lighting units. This program will be in effect for 2007 and 2008, covering the conversion of up to 4,000 fixtures in each year.

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Appendix 1
2007 Variable Credit Structure

Usage Blocks	CIPS — All Electric [2]	CIPS—Metro East	IP — All Electric [3]	CILCO — All Electric
0 to <800 kWh/month [1]	$0.0000	$0.0050	$0.0050	$0.0075
800 to <1500 kWh/month [1]	$0.0000	$0.0175	$0.0000	$0.0000
1500 kWh and higher per month [1]	$0.0400	$0.0500	$0.0475	$0.0500
Base credit per non-summer month [1]	$2	$0	$2	$0

[1]	Only applicable for billing months of January-May 2007, and for October-December, 2007.

[2]	Limited to customers in premises previously served under AmerenCIPS Rate 1 in conjunction with Rider 5 (Residential Electric Space Heating Service), or AmerenCIPS Rate 1T (Residential Time of Use Service).

[3]	Limited to customers in premises previously served under the Electric Space Heating provisions of AmerenIP Rate SC2 (Residential Service Rate), or AmerenIP Rate SC3 (Demand Management Residential Service).

EXHIBIT B
COMMITMENTS AND SHARES

Company	Aggregate Commitment	Share
Exelon	$307,500,000	67.881%
Ameren Generators	$85,500,000	18.874%
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Ameren Funding Agreement